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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

FC BANC CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

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FC BANC CORP.
Farmers Citizens Bank Building
105 Washington Square
Bucyrus, Ohio 44820
(419) 562-7040

March 28, 2005

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders to be held on Wednesday, April 27, 2005 at 1:00 p.m. local time at the main office of the Company, 105 Washington Square, Bucyrus, Ohio.

The only order of business that the Board intends to consider at the meeting is the election of three directors to the Board of Directors. The Board of Directors has unanimously approved the nomination of the three directors.

It is important that your shares be voted, and we hope that you will be able to attend the Annual Meeting. We urge you to execute and return the enclosed form of proxy as soon as possible, whether or not you expect to attend the Annual Meeting in person. We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Robert D. Hord	/s/ Coleman J. Clougherty
Robert D. Hord	Coleman J. Clougherty
Chairman of the Board	President

Enclosures

FC BANC CORP.
Farmers Citizens Bank Building
105 Washington Square
P.O. Box 567
Bucyrus, Ohio 44820
(419) 562-7040

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 27, 2005

To The Shareholders of FC Banc Corp.	March 28, 2005

     The Annual Meeting of Shareholders of FC Banc Corp. will be held at the main office of the Company, 105 Washington Square, Bucyrus, Ohio, April 27, 2005, at 1:00 p.m. local time for the purpose of considering and voting upon the following matters as more fully described in the enclosed Proxy Statement.

Proposals:

1.	Election of Directors - To elect three directors.

2.	Other Business - To transact any other business which may properly come before the meeting or any adjournment of it.

     Shareholders of record at the close of business on March 14, 2005, will be entitled to vote the number of shares held of record in their names on that date.

     We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. This proxy may be revoked prior to its exercise.

By Order of the Board of Directors

/s/ Robert D. Hord

Robert D. Hord
Chairman of the Board

Your vote is important. Please mark, sign, date and mail the enclosed proxy form(s) whether or not you plan to attend the Annual Meeting. A return envelope is enclosed for your convenience. FC BANC CORP.

FC BANC CORP.
Farmers Citizens Bank Building
105 Washington Square
P.O. Box 567
Bucyrus, Ohio 44820
(419) 562-7040

PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of FC Banc Corp. (at times referred to herein as the “Company”). The Company will bear all expenses related to this solicitation. Proxies solicited by the board will be voted at FC Banc Corp.’s Annual Meeting of Shareholders to be held on Wednesday, April 27, 2005 at 1:00 P.M. at the Company’s main office, 105 Washington Square, Bucyrus, Ohio or at any adjournment or postponement thereof. This Proxy Statement, together with the Notice of Annual Meeting, Proxy, and Annual Report of FC Banc Corp. for the fiscal year ended December 31, 2004, are first being mailed to shareholders on or about March 28, 2005. The Annual Report is not to be treated as part of the proxy solicitation materials or as having been incorporated herein by reference.

ACTIONS TO BE TAKEN AT THE MEETING

     Shareholders will be asked to take action on only one matter at the meeting, the election of three individuals to serve as directors for the term ending at the 2008 annual meeting.

RECORD DATE AND OUTSTANDING SHARES

     If you were a shareholder of record at the close of business on March 14, 2005, you are entitled to vote at the annual meeting. The Company’s outstanding stock consists solely of common stock, of which 579,040 shares were issued and outstanding at the close of business on the record date.

QUORUM

     When represented at the annual meeting in person or by proxy, a majority of the voting power of the Company will constitute a quorum. If a quorum is not present, a majority of the voting power present may adjourn the meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

VOTE REQUIRED

     Each outstanding share of the Company common stock is entitled to one vote. Shareholders are not entitled to cumulate their votes in the election or removal of directors or otherwise. A plurality of votes cast is sufficient to elect directors, meaning the individuals receiving the greatest number of votes will be elected to serve as directors.

VOTING AND REVOCATION OF PROXIES

     When your proxy is properly executed and returned to the Company, your shares will be voted at the annual meeting in accordance with your directions. If you do not give directions, the shares will be voted in favor of election of the nominees identified herein, and in the best judgment of the proxy holders on any other matters that properly come before the annual meeting.

     You may revoke a proxy at any time before it is voted by:

•	attending the meeting and voting in person (but attendance will not by itself constitute revocation),

•	filing with the Secretary another proxy duly executed and bearing a later date, or

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 27, 2005
SUMMARY COMPENSATION TABLE

•	giving to the Secretary written notice of the proxy revocation at or before the meeting.

     If you decide to revoke your proxy, please give written notice of revocation to Ms. Jennifer S. Gingery, Secretary, at PO. Box 567, Bucyrus, Ohio 44820.

ABSTENTIONS AND BROKER NON-VOTES

     Shares represented by a proxy directing abstention on any proposal will not be voted on that proposal, but will be included in calculating the number of shares present at the annual meeting. For the election of directors, a plurality of the votes cast is sufficient to elect directors. Abstentions and broker non-votes will therefore have no effect on the election of directors.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     As of the March 14, 2005 record date, no person owns of record or is known by the Company to be the beneficial owner of more than 5% of the Company common stock, except as may be indicated in the table below. The table to follow shows the beneficial ownership of the Company common stock on the record date by

•	each director and director nominee and each executive officer identified in the Summary Compensation Table below, and

•	all directors and executive officers of the Company as a group.

     For purposes of this table, a person is considered to beneficially own any shares over which he or she exercises sole or shared voting or investment power or of which he or she has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated, voting power and investment power are exercised solely by the person named in the table or shared with members of his or her household. Shares deemed to be outstanding for purposes of computing “Percent of Common Stock” are calculated on the basis of 579,040 shares outstanding, plus the number of shares a person or group has the right to acquire within 60 days.

			Shares Acquirable
FC Banc Corp, directors, nominees and named	Shares beneficially		within 60 Days by	Percent of
executive officers	Owned		Exercise of Options	common stock

John R. Christman	0		572	*
Coleman J. Clougherty	108		0	*
David G. Dostal	4,146	(1)	5,700	1.6%
Patrick J. Drouhard	467	(2)	1,800	*
Terry L. Gernert	30,195	(3)	3,100	5.5%
Samuel J. Harvey	2,350	(4)	1,800	*
Robert D. Hord	27,334		1,800	4.8%
Charles W. Kimerline	2,452	(5)	5,800	1.4%
John O. Spreng, Jr.	1,124		4,000	*
All FC Banc Corp. directors, nominees and executive (9 persons)	68,176		24,572	15.4%

(1)	Includes 760 shares held individually by Mr. Dostal, 2,188 held in his IRA account and 1,198 held by his SEP retirement plan.

(2)	All 467 shares are owned jointly by Mr. Drouhard with his wife, with whom he shares voting and investment power.

(3)	Includes 1,779 shares owned by Mr. Gernert’s wife, 2,515 shares owned by his wife’s IRA and 6,994 shares owned by Mr. Gernert’s IRA. Mr. Gernert disclaims beneficial ownership of the shares held by his wife.

(4)	Mr. Harvey owns all 2,350 shares jointly with his wife.

(5)	Includes 1,952 shares owned individually by Mr. Kimerline and 500 shares owned jointly with his wife.

(*)	Less than 1%

FIRST PROPOSAL — ELECTION OF DIRECTORS

     Under Section 2.03 of the Company’s Amended and Restated Code of Regulations, the board may consist of no fewer than 5 and no more than 12 directors, the precise number being fixed from time to time by vote of 80% of the outstanding shares, unless a proposed change to the number of directors has been approved by 2/3 of the Board of Directors, in which case only a simple majority of the outstanding shares is necessary to effect such change. The number of directors is currently fixed at nine (9). In accordance with the Company’s Articles of Incorporation, the Board of Directors is staggered into three separate classes, designated as Class I, Class II, and Class III. Each class consists of approximately one-third of the total number of directors as fixed from time-to-time. Directors serve staggered three-year terms, so that directors of one class are elected at each annual meeting of shareholders. Consequently, the term of office of one class expires each year. Shareholders will elect the Class I Directors at the forthcoming Annual Meeting, whose term will expire in the year 2008. The nominees for election to Class I are Messrs. Patrick J. Drouhard, Samuel J. Harvey and Charles W Kimerline. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the three (3) nominees specified above unless otherwise instructed by the shareholder, and such proxies cannot be voted for a greater number of persons than the number of nominees named herein. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election. The nominees receiving the three (3) highest totals of votes cast in the election will be elected as Directors.

     The following tables set forth information with respect to each Class I Director, each of whom is a nominee for re-election at the forthcoming Annual Meeting, and with respect to incumbent Directors in Classes II and III of the Board of Directors who are not nominees for re-election at the Annual Meeting.

Name and Age	Principal Occupation	Director Since
CLASS I Directors (Term Expires 2005)
Patrick J. Drouhard, 53	A native of Loudonville, Patrick J. Drouhard served for more than 14 years as Superintendent of the Cardington-Lincoln School District, Cardington, Ohio until his retirement in 2003. Mr. Drouhard served as an advisory board member to The Farmers Citizens Bank’s Cardington Office before joining FC Banc Corp.’s board in 2000.	2000

Samuel J. Harvey, 69	Samuel J. Harvey was Mayor of the Village of Cardington, Morrow County, Ohio for over six years, and previously served for eleven years as a member of the Village Council. A retired teacher, Mr. Harvey was a vocational agricultural instructor at Cardington Lincoln High School for 27 years. He is also a Lieutenant Colonel (Retired), U.S. Army Reserves. Mr. Harvey is active with a number of vocational education associations and local civic organizations, and is a member of the Board of Trustees of the Cardington First United Methodist Church.	1999

Charles W Kimerline, 67	Charles W Kimerline was appointed to fill a vacancy on the Board of Directors of The Farmers Citizens Bank in 1992, and has been a director of FC Banc Corp. since 1994. Mr. Kimerline is the President of Bucyrus Road Materials, Inc., Vice President of Geiger-Kimerline Farms, Inc., and Secretary and Treasurer of BuE Comp, Inc.	1992

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES TO CLASS I OF THE BOARD OF DIRECTORS

CLASS II Directors (Term Expires 2006)

David G. Dostal, 57	Mr. Dostal is Owner of The Auck Dostal Agency, Inc., an independent insurance agency. He has held this position since 1989. Mr. Dostal is also Vice President of ADM Benefit Plans, Inc.	1994

Robert D. Hord (Chairman of the Board), 59	Robert D. Hord has been a director of The Farmers Citizens Bank since 1979 and of FC Banc Corp. since 1994. Mr. Hord is the President of Hord Livestock, Inc., a grain and hog operation in Crawford County, Ohio.	1979

CLASS III Directors (Term Expires 2007)

Terry L. Gernert, 52	A director of The Farmers Citizens Bank since 1984 and of FC Banc Corp. since 1994, Mr. Gernert is a partner in the law firm of Kennedy, Purdy, Hoeffel, & Gernert, LLC, a position he has held since 1980.	1984

John O. Spreng, Jr., 56	John O. Spreng, Jr. is President of Longacre Farms, Inc., a grain and dairy operation in Crawford County, Ohio.	1997

Coleman Clougherty, 46	Mr. Clougherty joined The Farmers Citizens Bank in July 2001 as Vice President of Administration, and was given the position of Interim Chief Executive Officer of the Company in February, 2002. Mr. Clougherty held this position until November of 2002, when the Company hired John R. Christman as its Chief Executive Officer. At that time, Mr. Clougherty assumed the position of Executive Vice President and Chief Operating Officer of the Bank, where he remained until April of 2004 when he left the Company to pursue other interests. Mr. Clougherty returned to accept the position of President of the Company effective January 13, 2005. Between August 2000 and May 2001, Mr. Clougherty served as President and CEO of a community bank located in Southeastern Ohio.	2005

     All directors of FC Bane Corp. are currently serving as directors of The Farmers Citizens Bank (at times referred to herein as the “Bank”). However, directors of the Bank are elected annually and do not serve staggered terms. All of the Company’s directors are expected to be nominated and elected to serve as directors of the Bank for the following year.

     There are no family relationships among any of the Company’s directors or executive officers, other than the fact that Anne Spreng Ferris, President of the Bank, is the daughter of John O. Spreng, Jr., a member of the board of directors. No director was selected or serves under any arrangement or understanding with any other person. Except as may be noted, none of the Company’s directors or executive officers serves as a director of (1) any company that has a class of securities registered under or that is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, or (2) any investment company registered under the Investment Company Act of 1940.

Executive Officers of FC Banc Corp.
and The Farmers Citizens Bank	Age	Principal occupation in the last 5 years

Coleman Clougherty	46	Mr. Clougherty joined The Farmers Citizens Bank in July 2001 as Vice President of Administration, and was given the position of Interim Chief Executive Officer of the Company in February, 2002. Mr. Clougherty held this position until November of 2002, when the Company hired John R. Christman as its Chief Executive Officer. At that time, Mr. Clougherty assumed the position of Executive Vice President and Chief Operating Officer of the Bank, where he remained until April of 2004 when he left the Company to pursue other interests. Mr. Clougherty returned to accept the position of President of the Company effective January 13, 2005. Between August 2000 and May 2001, Mr. Clougherty served as President and CEO of a community bank located in Southeastern Ohio.

Anne Spreng Ferris	29	Ms. Ferris joined The Farmers Citizens Bank in June 1998 as a management associate and Branch Manager. She was appointed Marketing Director in October of 1998 and Retail Banking Manager of the Bank in February, 2002. She was appointed to the position of Vice President of the Bank on January 21, 2003 and remained in that position until February 2005, at which time she accepted an appointment as the Bank’s President.

Director Compensation

     Director Fees. Annual fees of $875 were paid to the Company’s directors in 2004. All of the directors and executive officers of the Company are also directors and officers of The Farmers Citizens Bank, the banking subsidiary of the Company. Directors of the bank each received $8,129 in 2004 for meetings of the bank’s board and its committees. The Chairman, Director Hord, received fees of $16,552. The Company’s President does not receive directors’ fees for his service as a director of the Company or the Bank.

     Insurance Payments. The Bank has had a policy of providing health insurance coverage for directors comparable to that provided to the Bank’s employees. Previously, only two directors had elected such coverage, Mr. Hord and Mr. Spreng. The Bank’s insurance carrier has agreed to continue coverage for Mr. Hord and Mr. Spreng, but has informed the Bank that it will no longer provide such coverage to other directors. During 2004, the Bank’s cost for such insurance was $6,800 for both Mr. Hord and Mr. Spreng.

     Stock Options. Directors also received the following non-qualified stock option grants on the indicated dates (adjusted for later stock splits):

Number of shares
acquirable by exercise of
options granted to each	Portion vested or that
director serving at the	will be vested within	Exercise price per	Month and year of
time of grant	60 days	share	grant	Option term

1,800	1,800	$22	April 1997	10 years
2,200	2,200	$22	March 1998	10 years
1,800	1,440	$28	March 1999	10 years

     The options vest and become exercisable in five equal annual installments, the first 20% becoming exercisable one year after the grant date. However, unexercised options become fully exercisable if a tender offer for the Company common stock occurs or if the Company’s shareholders approve an agreement whereby the Company will cease to be an independent, publicly owned company or whereby the Company agrees to a sale of substantially all of its assets.

     The grant in April 1997 of options to acquire 1,800 shares was automatic under the terms of the Company’s 1997 Stock Option and Incentive Plan. Likewise, each director elected or appointed after April 1997 but during the 10-year term of the stock option plan has received or will receive automatically a grant of options to acquire 1,800 shares of common stock (or such greater or lesser number as may be provided under the terms of the stock option plan if there is a change in the Company’s capitalization), provided that the director is not also an officer or employee of the Company or the Bank. Accordingly, Director Drouhard received in 2000 an automatic grant of options to acquire 1,800 shares, although non-employee directors as a group did not receive a discretionary grant of options in 2000. A total of 65,004 shares are reserved for issuance pursuant to stock option grants under the plan. No individual may be granted more than 50% of the total shares reserved for issuance under the plan, a non-employee director may receive options to acquire no more than 5% of the total shares subject to the plan (5% is 3,250 currently), and all non-employee directors as a group may receive options to acquire no more than 30% of the total shares acquirable under the plan (30% is 19,501 currently). Although the initial stock option grants made to each director (representing the right to acquire 1,800 shares) are specifically provided for under the terms of the 1997 Stock Option and Incentive Plan, because of the 5% and 30% plan limitations the remaining stock option grants to non-employee directors have been recharacterized by the Company as grants made outside of the terms of the stock option plan. The terms of these recharacterized stock option grants have not changed. Accordingly, the Company has reserved additional shares for issuance pursuant to these subsequent stock option grants to non-employee directors.

     Unless the committee administering the stock option plan provides in an individual stock option agreement that the option holder’s stock options may not be exercised after termination of service, a director, officer or employee whose service terminates (excepting termination as a result of death or disability) has three months after termination within which he may exercise options that are then vested and exercisable, forfeiting any unvested options and any options not exercised within that three-month period. Options held by a director, officer or employee whose service terminates as a result of death or disability become fully exercisable at the time of termination and remain exercisable for (a) three months in the case of termination due to disability, and (b) one year in the case of termination due to death. But again, the committee administering the stock option plan may provide in an individual stock option agreement that post-termination exercise is not permitted. A director, officer or employee whose service is terminated for cause forfeits all unexercised stock options, and no option may be exercised after 10 years from the date of grant.

     Director Retirement Plan and Insurance. In late 1999, the Bank entered into director retirement plan agreements with each of its non-employee directors. For directors other than Mr. Harvey, the director retirement plan provides that each director with 15 years of continuous service or his or her beneficiary will receive an annual benefit in an amount determined by reference to the directors years of service before retirement, but the benefit will be at least equal to that director’s board fees in the year before retirement. The retirement plan was amended in 1999 to provide pro rata benefits for any director who is unable to satisfy the 15-year service requirement because of the Company’s mandatory director retirement age (age 70). Payable out of the Bank’s general assets, the annual retirement benefit is payable for 15 years. The retirement plan agreements provide for disability payments instead of retirement benefits if a director’s service terminates before age 70 due to disability. If a change in control occurs, directors will receive a lump sum payment (discounted at an 8% interest rate) within 60 days after termination of service as a director, rather than annual payments for 15 years. For purposes of the director retirement plan, a change in control means the transfer of 20% or more of the Bank’s common stock followed within 24 months by replacement of 50% or more of the members of the Bank’s directors. For Director Samuel J. Harvey, when he reaches age 70 he will receive an annual retirement benefit equal to 50% of his board fees in the year before retirement. Although benefits are payable out of the banks general assets, the Bank has purchased life insurance on the directors’ lives and expects to recover at the time of a director’s death the retirement benefits previously paid to that director. Under the Company’s Amended and Restated Code of Regulations, a director becomes ineligible to be elected to a new term as a director when he or she reaches age 70. A director may complete a term during which he or she turns 70.

Corporate Governance Matters

     The Company recently reviewed its corporate governance policies as a matter of good business practices and in light of the passage of the Sarbanes-Oxley Act of 2002 (“Sarbanes Oxley”) and regulations promulgated by the Securities and Exchange Commission (“SEC”) and listing standards adopted by NASDAQ. While the corporate governance requirements set forth in the NASDAQ listing standards are not applicable to the Company because it is not listed on NASDAQ, the Company decided to implement many of those corporate governance policies to encourage appropriate conduct among the members of its Board of Directors, officers and employees and to assure that the Company operates in an efficient and ethical manner. In this regard, certain members of the Board of Directors discussed on a number of occasions with outside counsel to the Company a number of policies, charters and guidelines. After significant discussion at multiple meetings, the Board of Directors adopted Corporate Governance Guidelines for the Company on March 16, 2004. The Corporation’s Corporate Governance Guidelines also contain a provision stating that it is expected that all member of the Board of Directors shall attend the Annual Meeting of Shareholders. All of the members of the Board of Directors attended the 2004 Annual Meeting of Shareholders.

     The Board of Directors has also adopted a Code of Ethics as a part of its Human Resources Policies (the “Code”). While Sarbanes-Oxley mandates the adoption of a code of ethics for the most senior executive officers of all public companies, the Code adopted by the Company’s Board of Directors is broader in the activities covered and applies to all officers and employees of the Company and the Bank. The administration of the Code has been delegated to the Farmers Citizens Bank Ethics Committee. The Committee members will be appointed by executive management of the Bank and will include one member of executive management, the senior human resources officer in the Bank, one representative from a line of business, and one representative from a support function within the Bank. The Code addresses topics such as compliance with laws and regulations, honest and ethical conduct, conflicts of interest, confidentiality and protection of Company assets, fair dealing and accurate and timely periodic reports, and also provides for enforcement mechanisms. The Board and management of the Company intend to continue to monitor not only the developing legal requirements in this area, but also the best practices of comparable companies, to assure that the Company and the Bank maintain sound corporate governance practices in the future. A copy of the Corporation’s Code is available to any shareholder free of charge upon request. Shareholders desiring a copy of the Code should address written requests to Ms. Jennifer S. Gingery, Secretary of FC Banc Corp, PO. Box 567, Bucyrus, Ohio 44820.

Board and Committee Meetings

     The Board of Directors of the Company conducts its business through regular and special meetings, and operates through standing Nominating, Governance and Compensation, and Audit Committees. During the fiscal year ended December 31, 2004, the Board of Directors of the Company held a total of 10 regular meetings and 1 special meeting. Each director of the Company attended at least 75 percent of the total meetings of the Board and committees on which such Board member served during this period.

     The Nominating, Governance and Compensation Committee operates under a written charter, a copy of which was provided to shareholders as an appendix to the proxy materials delivered in connection with our 2004 annual meeting. This charter is not available for on-line viewing on any website of the Company or otherwise. The Nominating, Governance and Compensation Committee met 17 times in 2004. This Committee considers and proposes director nominees to the full Board of Directors for election at the Annual Meeting; selects candidates to fill Board vacancies as they may occur; makes recommendations to the Board regarding Board committee memberships; and performs any other functions or duties deemed appropriate. This committee also recommends basic wage and salary administration and reviews compensation arrangements and benefits for all officers. The Nominating, Governance, and Compensation Committee also has been designated by the Corporation’s Corporate Governance Guidelines to receive, review and respond, as appropriate, to communications concerning the Corporation from shareholders and other interested parties that such parties want to address to non-management members of the Board of Directors. These communications should be addressed to the Corporation’s main office, attention: Chairman of the Nominating, Governance, and Compensation

Committee. This Committee is comprised of Patrick J. Drouhard, Chairman, David G. Dostal, and Charles W. Kimerline. Mr. Christman served as a non-voting member of the Committee, but did not participate in committee deliberations and voting concerning issues regarding his own compensation. Each member of the Committee is independent in accordance with Rule 4200(A)(15) of the National Association of Securities Dealers listing standards. While this Committee will consider nominating persons recommended by shareholders, it has not actively solicited recommendations from the Company’s shareholders for nominees nor established any procedures for this purpose. The Committee has determined that based upon the Company’s size and the accessibility of the directors and executive management to the shareholders, no such policy or procedures are presently required. However, shareholders may also nominate persons for election to the Board of Directors in their own right by following the procedures contained in the Company’s Code of Regulations. These procedures are discussed more thoroughly in this proxy statement under the section captioned “Shareholder Proposals.” The identification and evaluation of all candidates for nominee to the Board of Director are undertaken on an ad hoc basis within the context of the Corporation’s strategic initiatives at the time a vacancy occurs on the Board. In evaluating candidates, the Committee considers a variety of factors, including the candidate’s integrity, independence, qualifications, skills, experience (including experiences in finance and banking), familiarity with accounting rules and practices, and compatibility with existing members of the Board. Other than the foregoing, there are no stated minimum criteria for nominees, although the Committee may consider such other factors as it may deem at the time to be in the best interest of the Company and its shareholders, which factors may change from time to time.

     The Company’s Audit Committee has been established by and amongst the Board of Directors in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934 for the purpose of overseeing the accounting and financial reporting process of the issuer and audits of the financial statements of the issuer. This Committee, which met 16 times during 2004, is comprised of the following directors: Samuel J. Harvey, Chairman; Charles W. Kimerline; and Robert D. Hord. This Committee also operates under a written charter (the “Audit Charter”), a copy of which was provided to shareholders as an appendix to the proxy materials delivered in connection with our 2004 annual meeting. This charter is not available for on-line viewing on any website of the Company or otherwise. Pursuant to its charter, the Committee is vested with the exclusive authority to approve and retain the independent auditor with respect to all audit and permissible non-audit services provided thereby. In fulfilling its oversight duties, this Committee reviews with the auditors the plan and scope of the audit and audit fees; reviews the guidelines established for the dissemination of financial information; meets periodically with the independent and internal auditors, the Board and management to monitor the adequacy of reporting, internal controls and compliance with Company policies; reviews consolidated financial statements; and performs any other functions or duties deemed appropriate by the Board. Each member of the Audit Committee is independent in accordance with Rule 4200(A)(15) of the National Association of Securities Dealers listing standards

     The Board of Directors has determined that no member of the Audit Committee is a “financial expert” as defined under the regulations promulgated under the Sarbanes-Oxley Act discussed immediately below. While having a financial expert on the Board may be desirable, the Board felt that the cost of seeking out, selecting and placing a new director on the Board would be expensive and not in the best interest of the Company. Placing someone from outside of the market area of the Bank and the Company on the Board of Directors merely to have a financial expert would ignore the need for local knowledge of the market area in order to be an effective director of a community bank and its holding company.

Audit Committee Report.

     The Audit Committee has submitted the following report for inclusion in this proxy statement:

     The Audit Committee has reviewed the audited financial statements for the year ended December 31, 2004 and has discussed the audited financial statements with management. The Audit Committee has also discussed with S.R. Snodgrass, A.C., the Company’s independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (having to do with accounting methods used in the financial statements). The Audit Committee has received the written disclosures and the letter from S.R. Snodgrass, A.C. required by Independence Standards Board Standard No. 1 (having to do with matters that could affect the auditor’s independence), and has discussed with S.R. Snodgrass, A.C. the independent accountants independence. Based on this, the Audit Committee recommended to the board that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

     Submitted by the Audit Committee, Samuel J. Harvey, Chairman; Charles W. Kimerline; and Robert D. Hord.

Executive Compensation

     The Company does not pay any cash compensation to its officers or employees. Cash compensation is paid by the Bank only. For the Chief Executive Officer, and for any of the Bank’s most highly compensated executive officers serving at the end of fiscal year 2004 and whose total compensation (including salary and bonus) exceeded $100,000, the following table sets forth information regarding all forms of compensation paid or payable to the named executive officer(s) for services in all capacities for the years indicated:

SUMMARY COMPENSATION TABLE

				Long Term	All Other
	Annual Compensation			Compensation	Compensation
				Awards
Name and				Securities Underlying
Principal Position	Year	Salary(1)	Bonus	Option Grants
Coleman J. Clougherty	2004	$34,511	-0-	2,860	-0-
President and Chief	2003	$99,700	-0-	-0-	$4,616
Executive Officer	2002	$96,321	$8,640	-0-	$4,236

John Christman	2004	$107,500	-0-	-0-	$6,450	(2)
Former President and	2003	$107,500	-0-	-0-	$6,326
Chief Executive	2002	$13,437	-0-	2,860	$12,631
Officer

(1)	Includes amounts deferred at the election of the named executive officer(s) under the 401(k) Plan of The Farmers Citizens Bank.

(2)	Bank contributions in 2004 to the 401 (k) Plan on behalf of Mr. Christman consisted of a $3,225 matching contribution and a $3,225 discretionary contribution..

     Effective January 7, 2005, John R. Christman resigned his positions as Director and President of the Company and Director and Chief Executive Officer of the Bank. The Board of Directors appointed Coleman J. Clougherty as the Company’s new President effective January 13, 2005. Mr. Clougherty has also been appointed to the Boards of Directors of the Company and the Bank. Mr. Clougherty has served the Company as its interim Chief Executive Officer prior to the appointment of Mr. Christman, and as its Executive Vice President and Treasurer.

     Employment Agreements. The material terms of each named executive officer’s employment agreement with the Company are described below. The following descriptions are intended to provide an overview of the material terms, but do not purport to be complete and are qualified in their entirety by reference to the full text of each employment agreement.

     Effective March 9, 2005, the Company and the Bank entered into an Executive Employment Agreement with Coleman J. Clougherty (the “Agreement”). The Agreement provides for Mr. Clougherty’s employment in the capacity as President of the Company and Chief Executive Officer the Bank in exchange for such base compensation as to be annually determined by the Board of Directors of the Bank, or the Compensation Committee thereof, along with such incentive compensation and benefits as provided under the Agreement. The Agreement requires Mr. Clougherty to perform such duties and responsibilities consistent with his positions. Mr. Clougherty’s base salary under the Agreement was set at $110,000 for the 12 month period ended December 31, 2005. The Agreement also grants Mr. Clougherty options for the purchase of 2,860 common shares at an exercise price of $31.00 per share. These options will vest at the rate of 572 shares per year, with the first vesting period occurring on January 1, 2006 and the last vesting period occurring on January 1, 2010. All such option awards are subject to the terms and conditions of the Company’s 1997 Stock Option Plan and were approved by the Compensation Committee of the Company and the Bank.

     The Agreement provides no exact termination date, but allows for termination by the Company, the Bank or Mr. Clougherty under various circumstances detailed therein. In general, these circumstances include termination: (1) upon the death or disability of Mr. Clougherty; (2) upon the mutual agreement of the parties; (3) by the Bank or the Company for “Cause,” as defined in the Agreement; (4) by the Bank or Company without Cause at any time; or (5) by Mr. Clougherty either pursuant to a “Change of Control” of the Company, as defined in the Agreement, or otherwise. The method of termination determines the amount of compensation, if any, due to Mr. Clougherty in connection with such termination. Generally, Mr. Clougherty is entitled to payment through his date of termination. If he is terminated without Cause by the Company or the Bank, he is entitled to an amount equal to 12 months of his “Base Compensation”, as defined in the Agreement. If he is terminated without Cause within 12 months following a Change of Control of the Company, Mr. Clougherty is entitled to receive 24 months of his Base Compensation. Payment to Mr. Clougherty of any amounts in excess of compensation earned through the date of termination is subject to his execution of a general release of claims he may have against the Bank or the Company.

     The Agreement also contains a non-competition provision that prohibits Mr. Clougherty from working for a competitor of the Company or the Bank or otherwise competing with the Company or the Bank in the State of Ohio during his period of employment and for a period of 12 months after termination of his employment. A copy of this Agreement was attached as Exhibit 10.1 to a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 15, 2005.

     Effective January 7, 2005, FC Banc Corp. (the “Company”), The Farmers Citizens Bank (the “Bank”), and Mr. John R. Christman mutually agreed to terminate the Executive Employment Agreement (the “Christman Agreement”) entered into by and among the parties on November 19, 2002. The Christman Agreement provided for the employment of Mr. Christman as President of the Company and Chief Executive Officer of the Bank in exchange for such base compensation as to be annually determined by the Board of Directors of the Bank, or the Compensation Committee thereof, along with such incentive compensation and benefits as provided under the Agreement. Mr. Christman’s base compensation under the Christman Agreement was set at $107,500 for 2004. The Christman Agreement also granted to Mr. Christman stock options for 2,860 common shares at $26.25 per share, which shares were to vest at the rate of 572 shares per year starting on January 1, 2004 through January 1, 2008. The granting of the options was subject to the terms and conditions of the Company’s 1997 Stock Option Plan and was approved by the Compensation Committee of the Company and the Bank.

     The terms of the Christman Agreement provided for termination under various circumstances, including upon the mutual agreement of the parties thereto. Mr. Christman will receive no severance payments as a result of his resignation. In addition, the Agreement also contains a non-competition provision that prohibits Mr. Christman from working for a competitor of the Company or the Bank or otherwise competing with the Company or the Bank in the State of Ohio for a period of 12 months after termination of his employment. A copy of this Agreement was attached as Exhibit 10 to the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 4, 2003.

     Stock Options. No stock options were granted by the Company in 2004 to the named executive officers. The following table shows, with respect to each named executive officer, the number of shares of the Company common stock acquired during 2004 upon the exercise of stock options, the number of shares underlying all unexercised options, and the approximate value of the options based on the estimated fair market value of FC Banc Corp. common stock as of December 31, 2004.

		Number of securities underlying			Dollar value of unexercised
		Unexercised options at fiscal year end			in-the-money options at fiscal
					year end (1)
	Number of shares
	acquired on	Dollar value
Name	exercise	realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Coleman J. Clougherty	400	3,440	0	0	0	0

John R. Christman	0	0	576	2,288	$2,736	$10,868

(1)	In general, a stock option is “in-the-money” when the stock’s market value exceeds the option exercise price. The value of unexercised options equals the estimated market value of a share acquirable upon exercise of an option at December 31, 2004, less the exercise price, multiplied by the number of shares acquirable upon exercise of the options. The Company common stock is quoted on the OTC Bulletin Board of NASD Regulation, Inc. However, there is limited trading activity in the stock, and therefore limited price data is available. Solely for purposes of the preceding table and for no other purpose, the Company has estimated the per share market value of the common stock at December 31, 2004 as $31. Shareholders are cautioned that this figure is an estimate only. The estimate does not necessarily reflect the price shareholders may obtain upon sale of their stock or the price at which shares of common stock may be acquired, nor should the estimate be taken to represent management’s or the board’s estimate of the intrinsic value or appropriate market value of the shares.

     Options granted under the 1997 Stock Option and Incentive Plan generally become exercisable in five equal annual installments, the first 20% becoming exercisable on the first anniversary of the date of grant. However, the 1997 Stock Option and Incentive Plan provides that options not yet exercisable become fully exercisable (1) if a tender offer or exchange offer for shares of the Company common stock is commenced by a person or firm other than the Company, or (2) if the shareholders of the Company approve an agreement whereby the Company will cease to be an independent, publicly owned company or whereby the Company agrees to a sale of all or substantially all of its assets.

Information Concerning Independent Accountants

     Independent Auditors for the 2005 Audit Year. The Company’s independent auditor for the fiscal year ended December 31, 2004 was S.R. Snodgrass, A.C. The Audit Committee of the Board has selected S.R. Snodgrass, A.C. to be independent auditor for the fiscal year ending December 31, 2005 as well. A representative of S.R. Snodgrass, A.C. is expected to be present at the annual meeting of shareholders, with the opportunity to make statements if they so desire and to be available to respond to appropriate questions raised at the meeting.

     Audit Fees. The aggregate fees billed or estimated to be billed for professional services rendered by S.R. Snodgrass, A.C. for the years ended December 31, 2004 and 2003 were as follows:

	Year ended	Year ended
	December 31, 2003	December 31, 2004

Audit Fees	$42,881	$59,232
Audit-Related Fees	2,186	2,252
Tax Fees	6,716	6,641
All Other Fees	400	-0-

Total Fees	$52,183	$68,125

     “Audit Fees” include the fees paid to S.R. Snodgrass, A.C. for the audit of the Company’s annual financial statements, and S.R. Snodgrass, A.C.’s review of financial statements included in the Company’s Forms 10-QSB and Form 10-KSB. “Tax Fees” include the fees paid for the preparation of the Company’s tax returns, as well as tax planning and compliance services. “All Other Fees” for 2003 were related primarily to strategic planning meetings with the Board of Directors and management.

     Audit Committee Pre-Approval Policy. The Audit Committee pre-approves all fees related to the audit and to tax services. Any additional fees for services that were not preapproved are approved by the Audit Committee before payment. In 2004, there were no such fees.

     Auditor Independence. The Audit Committee of the Board believes that the non-audit services provided by S.R. Snodgrass, A.C. are compatible with maintaining the auditor’s independence. None of the time devoted by S.R. Snodgrass, A.C. on its engagement to audit the Company’s financial statements for the year ended December 31, 2004 is attributable to work performed by persons other than full-time, permanent employees of S.R. Snodgrass, A.C.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     During 2004, certain directors and executive officers of the Company and the Bank, and their associates, were customers of and had banking transactions with the bank in the ordinary course of business. Directors Dostal, Drouhard, Gernert, Hord, Kimerline and Spreng or their associates and affiliated entities were borrowers of the bank in 2004 and continue to be in 2005. The Company expects that these relationships and transactions will continue in the future. Director Hord is President of Hord Livestock Company, Inc., to which the Bank has extended credit in the ordinary course of business. Director Kimerline is President of Bucyrus Road Materials, Inc. and an officer of BuE Comp, Inc., which are also indebted to the bank for credit extended in the ordinary course of business. Director John O. Spreng, Jr. is President of Longacre Farms, Inc., which is indebted to the bank for credit extended in the ordinary course of business.

     Director Gernert is a partner of the law firm of Kennedy, Purdy, Hoeffel, & Gernert, LLC, which performs legal services for the Company and the Bank. During 2004, Kennedy, Purdy, Hoeffel, & Gernert, LLC received fees both for legal services rendered to the Company and the Bank, and for legal services rendered to mortgage customers of the Bank in connection with real estate transactions in which the Bank acted as mortgage lender. The Bank has also extended credit to Mr. Gernert in his individual capacity in the ordinary course of business.

     All loans and loan commitments included in such transactions were made and will be made in the future on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not employed by the Company or the Bank. The existing transactions do not involve more than the normal risk of collectability or present other unfavorable features.

SHAREHOLDER PROPOSALS

     Shareholders desiring to submit proposals for inclusion in the proxy materials of the Company for the 2004 Annual Meeting of Shareholders must submit the proposals to the Company at its executive offices no later than November 22, 2005. The Company will not be required to include in its proxy statement or form of proxy for the 2004 Annual Meeting of Shareholders a shareholder proposal that is received after that date or that otherwise fails to satisfy the requirements for shareholder proposals established by regulations of the Securities and Exchange Commission.

     The Company’s Amended and Restated Code of Regulations states that no business is eligible for consideration at an annual or special meeting of shareholders unless it is either proposed by a majority of the Company’s board, or a written statement setting forth the business and the purpose therefore is delivered to the board at least 90 days prior to the anniversary date of the last annual meeting.

     Based on the Code of Regulations requirements, proposals from shareholders for next year’s annual meeting received by the Company after January 26, 2006 will be considered untimely and will not be eligible for presentment. With respect to any proposals received after November 22, 2005 but prior to January 26, 2006, the Company will vote all shares for which it has received proxies in the interest of the Company as determined in the sole discretion of its Board of Directors, unless the proposing shareholder takes the necessary steps outlined in Rule 14a-4(c)(2) under the Securities Exchange Act of 1934 to ensure the proper delivery of proxy materials related to the proposal.

     The Company has not received notice of any matter to be brought before the annual meeting other than the matters referred to in this proxy statement. If any other matter is properly brought before the 2005 annual meeting, the persons named as proxies will vote thereon in accordance with their best judgment.

     The Company’s Amended and Restated Code of Regulations also permits a shareholder of the Company to nominate persons for election to the Board of Directors. To properly submit a nominee for election at the annual meeting of the shareholders, the submitting shareholder must provide the Board of Directors with a written statement containing the candidate’s name, qualifications and background at least 90 days prior to the anniversary date of the last annual meeting of the Company. Proposed nominations should be addressed to Chairman of the Nominating, Governance and Compensation Committee of the Company, PO. Box 567, Bucyrus, Ohio 44820.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, as well as any person who owns more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company stock. Based solely on review of the copies of such reports furnished to the Company and written representations to the Company, to the Company’s knowledge all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 2004.

GENERAL

     The persons named in the proxy will vote all properly executed proxies. If a shareholder specifies on the proxy a choice with respect to a proposal to be acted upon, the proxy will be voted in accordance with such specifications. If no choice is specified, the proxy will be voted FOR election of the nominees identified herein.

     The entire cost of soliciting proxies for use at the annual meeting will be borne by the Company. Proxies may be solicited by officers, directors, and regular employees of the Company or the Bank personally, by mail, or by telephone or facsimile. The Company will reimburse brokers, custodian banks, nominees, and other fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to their principals.

INFORMATION AVAILABLE TO SHAREHOLDERS

     Our annual report accompanies or precedes this proxy statement. Additional copies of the annual report may be obtained without charge by writing to Coleman J. Clougherty, President, FC Banc Corp., 105 Washington Square, P.O. Box 567, Bucyrus, Ohio 44820.

     FC Banc Corp. is required to file periodic reports and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and rules thereunder. Copies of the public portions of reports to the SEC may be inspected and copied at the headquarters of the SEC, 450 Fifth Street, NW, Washington, D.C. 20549. Certain information is available electronically at the SEC’s internet web site at www.sec.gov .

     A COPY OF FC BANC CORP’S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, FC BANC CORP, 105 WASHINGTON SQUARE, P.O. BOX 567, BUCYRUS, OHIO 44820.

By Order of The Board of Directors of FC Banc Corp.

/s/ Coleman Clougherty

Robert D. Hord	Coleman Clougherty
Chiarman of the Board	President

March 28, 2005

FC BANC CORP.
PROXY FOR 2005 ANNUAL MEETING

The undersigned shareholder of FC Banc Corp. hereby constitutes and appoints John O. Spreng, Jr. and/or Terry L. Gernert, or any one of them, as proxies with full power of substitution, to vote all of the capital stock of FC Banc Corp., Bucyrus, Ohio, registered in the name of the undersigned at the close of business on March 14, 2005, at the Annual Meeting of Shareholders of FC Banc Corp., to be held at 1:00 p.m., Wednesday, April 27, 2005, at the main office of the Company, 105 Washington Square, Bucyrus, Ohio, or any adjournment thereof, with all the powers the undersigned would possess if personally present, as set forth below.

1.	First Proposal — Election of Directors

          To elect the three nominees identified below as directors for the term of three years and until their successors are elected and qualified:

Charles W. Kimerline	Patrick J. Drouhard	Samuel J. Harvey

☐ FOR ALL NOMINEES	☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

(To withhold authority to vote for a specific nominee(s), vote “FOR ALL NOMINEES” and write his/her name(s) on the line below.)

2.	To transact any other business as may properly come before the meeting.

This proxy confers authority to vote “FOR” the nominees listed above unless “WITHHOLD” is indicated. The Board of Directors recommends a vote “FOR” each the nominees listed above.

If any other business is presented at the meeting, this proxy shall be voted in accordance with the judgment and recommendations of the Board of Directors. All shares represented by properly executed proxies will be voted as directed.

This proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise by either written notice or personally at the meeting or by a subsequently dated proxy.

Dated:

Signature of Shareholder

Signature of Joint Shareholder, if any

Please indicate below whether you expect to attend to allow us to plan accordingly.

☐ I will attend the Annual Meeting

☐ I do not expect to attend the Annual Meeting

(Note: When signing as Attorney, Executor, Administrator, Trustee, or Guardian, please give full title. If more than one Trustee, all should sign. All joint owners must sign. If a corporation, please write the name of the corporation and have the proxy signed by the President or other authorized officer.)

PLEASE SIGN AND RETURN IMMEDIATELY IN THE POSTAGE-PAID, SELF ADDRESSED
ENVELOPE THAT HAS BEEN PROVIDED.